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                                                                    EXHIBIT 10.2

                                    SUBLEASE

     THIS SUBLEASE dated MARCH 3, 2000 by and between D and W Companies, Inc. doing business as Psychiatric Solutions, Inc. (hereinafter the "Tenant") and TMP Inc. (hereinafter the "Subtenant").

Subtenant subleases from Tenant the following described premises:

Approximately 1068 square feet of office space in the building commonly known as the 3401 West End Building located at 3401 West End Avenue, Suite 306 in Nashville, Tennessee (hereinafter the "Premises")(collectively known as the "Lease").

     TERM: Subtenant shall occupy the above-described premises for a term of eleven (11) months commencing April 1, 2000 and terminating February 28, 2001.

     RENT: Subtenant covenants and agrees to pay the Tenant rent in accordance with the following payment schedule with each monthly rental payment due and payable on the first day of each month. Said rental payments shall commence April 1, 2000 and continue through lease termination. No other payments of any nature will be due from Subtenant. A late charge of five (5%) percent will be charged on rental not received by the 5th of the month.

          TERM                                     MONTHLY RENT
April 1, 2000 through January 31, 2001             $1,757.75
February 1, 2001 through February 28, 2001         Free

Subtenant will not make changes to the space without written approval of the Tenant and Landlord. Landlord and Tenant hereby give permission to Subtenant to paint the space. Tenant agrees to contribute $90.00 towards the signage for Subtenant and Subtenant shall be provided 5 parking spaces at a monthly cost of $25/month each.

     SECURITY DEPOSIT: Subtenant has this day deposited with Tenant the sum of $1,775.00 DOLLARS ($1,775.00) as a Security Deposit for the performance by Subtenant by all terms, covenants and conditions of this sublease upon Subtenant's part to be performed, which sum shall be applied to the January 2001 rental payment.

     INSURANCE: Notwithstanding anything to the contrary contained in the Lease, Subtenant shall maintain general public liability insurance in an amount not less than one million dollars ($1,000,000.00). Subtenant shall also insure its personal property to such extent as it deems appropriate, and shall neither have nor make claim against the Landlord or Tenant for any loss or damage to same, regardless of the cause thereof.

     This Sublease is contingent on the approval of the Landlord, Highwoods Properties, Inc. If for any reason the Landlord will not allow Tenant to sublease the aforementioned space, this Sublease will be null and void.

     It is understood that this is a Sublease and that all the terms and conditions as set forth in the Lease Agreement between Highwoods Properties, Inc. and D and W Companies, Inc. dated October 30, 1997 are in effect and binding upon the Subtenant and Tenant. The Lease Agreement and all referenced amendments are attached hereto as Exhibit "A" and made a part hereof.

Witness Attest:                       Subtenant:   TMP, INC.

  /s/ JOHN W. EAKIN                   By:   /s/ ROBERT A. MCCABE, JR.
---------------------------------        -----------------------------------

Date:   3 / 3 /00                     Its:   CHAIRMAN
                                          ----------------------------------

Witness Attest:                       Tenant:Psychiatric Solutions, Inc.

  /s/ DIANE BOONE                     By:   /s/ JOEY JACOBS
---------------------------------        -----------------------------------

Date:  3 / 9 /00                      Its:   PRESIDENT AND CEO
                                          ----------------------------------

                                      Landlord: W. FRED WILLIAMS TRUSTEE FOR
                                                ----------------------------
                                                THE BENEFIT OF HIGHLAND
                                                ----------------------------
                                                TENNESSEE HOLDINGS, L.P.
                                                ----------------------------

                                      By:/s/ BRIAN REAMES
                                         -----------------------------------

                                      Its:  VICE PRESIDENT, HIGHWOOD PROPERTIES